Exhibit 99.1

Contact:	Susannah R. Robinson
Director, Investor Relations
(617) 342-6129

CABOT ANNOUNCES FIRST QUARTER OPERATING RESULTS

BOSTON, MA (January 24, 2007) — Cabot Corporation (NYSE:CBT) today announced net income of $54 million ($0.79 per diluted common share after-tax) for the first quarter of 2007.  This is compared to net income of $24 million ($0.35 per diluted common share after-tax) for the first quarter of fiscal 2006.  Details of certain items included in net income are provided in the accompanying financial tables.

In commenting on the results, Kennett F. Burnes, Cabot’s Chairman and CEO, said, “We are very pleased with our first quarter financial results.  They are strong results, driven in part by our continued attention to manufacturing efficiency, cost minimization and profitable growth in emerging markets.  In addition, for the first time in nearly two years we experienced relief from carbon black feedstock costs, which positively impacted performance in both rubber blacks and performance products.  The fumed silica product line experienced significant volume growth in all market segments, high plant utilization and lower per unit manufacturing costs due to its expansion in China. The Supermetals Business had a strong quarter primarily related to the completion of the last of the significant long term supply contracts.  Additionally, high fluid utilization in the North Sea led to increased profitability in the Specialty Fluids Business during the quarter.”

Product Line Performance

During the quarter, per unit margins in rubber blacks and performance products increased due to price increases and lower feedstock costs.  Results reflected the favorable impact of declining feedstock costs on contracted rubber blacks volumes and the immediate recognition of lower feedstock

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costs in North America.  In rubber blacks, volumes were 8% higher than in the first quarter of 2006 despite lower volumes in North America resulting from a strike at our customer, The Goodyear Tire and Rubber Company, which has since been settled. In performance products, volumes decreased by 4% when compared to the first quarter of 2006 as many of our plastics customers delayed orders to take advantage of declining polymer prices.  Sequentially, volumes in rubber blacks and performance products were lower due to the impact of the Goodyear strike and market seasonality, respectively, but unit margin increases and lower manufacturing conversion costs led to stronger performance in both product lines.

The inkjet colorants product line had weaker performance compared to both the first and fourth quarters of 2006.  As anticipated, the product line experienced lower volumes due to softness in the aftermarket segment and an expected inventory drawdown by one of our key OEM customers, leading to lower sales volumes.  Volumes decreased by 9% compared to the same quarter a year ago and by 18% compared to the fourth quarter of fiscal year 2006.  Additionally, higher fixed costs per unit due to lower production levels and increased costs associated with our new production line unfavorably impacted the profitability of the product line both year over year and sequentially.  During the quarter, the product line commenced commercial sales of products for use in the high-speed inkjet printing market, in anticipation of an OEM product launch in the spring.  To that end, the product line is once again in the process of substantially expanding capacity to serve this market.

Fumed silica volumes grew by 13% when compared to the first quarter of 2006 due to strength in all market segments.  Compared to the same period in 2006, profitability improved in the product line with the successful startup of our new, lower cost, fumed silica facility in China, lower hydrogen prices and several one-time expenses in 2006 that did not recur in 2007.  Volumes decreased by 6% when compared to the fourth quarter of

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2006, largely due to seasonality.  The impact of lower volumes in all market segments was more than offset by lower fixed and selling, technical and administrative (“STA”) costs, leading to a slight increase in sequential profitability.

Profitability in the Supermetals Business increased when compared to both the first and fourth quarters of 2006.  When compared to the same period of 2006, the Business experienced lower contracted volumes and lower pricing due to the continued transition from contracted to market based sales, partially offset by higher market volumes.  Despite these changes, profitability improved versus the same quarter in the prior year as manufacturing and STA expenses were significantly reduced and certain unusual manufacturing related costs did not recur in the first quarter of 2007.  Sequentially, profitability increased due to higher contracted volumes related to the completion of the last significant long term supply contract, which more than offset higher ore costs.

The Specialty Fluids Business had a strong quarter, with increases in profitability when compared to both the first and fourth quarters of 2006.  An increase in rental days and volume of fluid sold combined to improve fluid utilization rates both year over year and sequentially.

Outlook

With respect to the future, Burnes said, “We anticipate overall demand in our core businesses to remain solid, particularly in emerging regions where our new capacity is concentrated.  Specifically, carbon black demand appears strong in all regions outside of North America, we anticipate that fumed metal oxides will continue its trend of volume growth and strong plant utilization for at least the next six months, and we remain optimistic about the continuation of strong market volumes in the Supermetals Business.  In inkjet colorants we believe we will return to a more normal level of growth in the small office home office (“SOHO”) market through the remainder of the year and we remain optimistic regarding the prospects for growth in the use of our products in the high-speed inkjet market.  In Specialty

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Fluids, we continue to see gradual progress in the acceptance of formates for use in wells outside of the North Sea and remain optimistic about the prospects for this Business. However, we remain concerned regarding the balance of capacity and demand in the North American carbon black market, and the impact that this excess capacity will have on our margins.

Some of the benefits we experienced during the first quarter, however, are unlikely to be sustained over the full year.  The positive impact of declining feedstock costs on our rubber blacks contracted business will be weaker unless carbon black feedstock prices continue to fall.  In addition, the last of our significant long term supply contracts in the Supermetals Business expired in December of 2006.  In aggregate, we believe that these positively impacted our earnings for the first quarter by $0.20-$0.25 per diluted common share after-tax.”

For those interested in more detailed information regarding Cabot’s first quarter fiscal year 2007 results, please see the Supplemental Business Information available on the Company’s website in the Investor Relations section: http://investor.cabot-corp.com.  Further details concerning certain items are included in Exhibit I of the press release.

Included above are forward-looking statements relating to management’s expectations regarding demand for our products; our overall business performance and prospects; growth of markets for inkjet colorants; our ability to replace lost contract volumes with open market volumes in the Supermetals Business and maintain that Business’s profitability; utilization of new capacity for fumed metal oxides; acceptance of our cesium formate drilling fluids outside of the North Sea; carbon black feedstock prices;  and the balance of capacity and demand in the North American carbon black market.  The following are some of the factors that could cause Cabot’s actual results to differ materially from those expressed in the forward-looking statements:  changes in feedstock costs; lower than expected demand for our products; our inability to maintain cost savings from restructuring activities; our inability to maintain and grow our position in the small office, home office printing market and to participate in the growth in emerging inkjet applications; unexpected delays in drilling operations at wells recently awarded to the Specialty Fluids Business and the success of this Business in gaining wider acceptance by the energy industry of cesium formate as a drilling fluid and to penetrate new markets (including development of the required logistics to reach remote markets); and the timely customer acceptance of products from recent capacity expansion

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projects.  Other factors and risks are discussed in the Company’s 2006 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Cabot Corporation is a global specialty chemicals and materials company headquartered in Boston, MA. Cabot’s major products are carbon black, fumed silica, inkjet colorants, capacitor materials, and cesium formate drilling fluids.

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First Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2006	2005

Net sales and other operating revenues	$655	$587
Cost of sales	506	481
Gross profit	149	106

Selling and administrative expenses	54	58
Research and technical expenses	15	13
Income from operations	80	35

Other income and expense
Interest and dividend income	2	2
Interest expense	(9)	(6)
Other income (expense)	2	(4)
Total other income and expense	(5)	(8)

Income from continuing operations before income taxes	75	27

Provision for income taxes	(19)	(4)
Equity in net income of affiliated companies, net of tax	3	3
Minority interest in net income, net of tax	(5)	(4)

Income from continuing operations	54	22

Cumulative effect of accounting change, net of tax	—	2

Net income	54	24
Dividends on preferred stock	—	(1)
Income available to common shares	$54	$23

Diluted earnings per share of common stock
Income from continuing operations	$0.79	$0.31
Cumulative effect of accounting change	—	0.04
Net income	$0.79	$0.35

Weighted average common shares outstanding
Diluted	69	68

First Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2006	2005

SALES

Carbon Black Business(A)	$485	$419
Rubber blacks	351	298
Performance products	123	109
Inkjet colorants	10	11
Superior MicroPowders	1	1
Metal Oxides Business	65	57
Fumed metal oxides	65	57
Aerogel	—	—
Supermetals Business	77	93
Specialty Fluids Business	16	10
Segment sales	643	579
Unallocated and other(B)	12	8
Net sales and other operating revenues	$655	$587

SEGMENT PROFIT

Carbon Black Business	$54	$21
Metal Oxides Business	9	2
Supermetals Business	16	11
Specialty Fluids Business	8	4
Total Segment Profit(C)	87	38

Interest expense	(9)	(6)
General unallocated expense(D)	—	(2)
Less: Equity in net income of affiliated companies, net of tax	(3)	(3)
Income from continuing operations before income taxes	75	27
Provision for income taxes	(19)	(4)
Equity in net income of affiliated companies, net of tax	3	3
Minority interest in net income, net of tax	(5)	(4)
Income from continuing operations	54	22
Cumulative effect of accounting change, net of tax(E)	—	2
Net income	54	24
Dividends on preferred stock	—	(1)
Income available to common shares	$54	$23

Diluted earnings per share of common stock
Income from continuing operations	$0.79	$0.31
Cumulative effect of accounting change(E)	—	0.04
Net income	$0.79	$0.35

Weighted average common shares outstanding
Diluted	69	68

(A)               Segment sales for certain operating segments within the Carbon Black Business include 100% of sales of one equity affiliate at market-based prices.

(B)               Unallocated and other reflects an elimination for sales of one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling fees.

(C)               Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance.  Segment profit includes equity in net income of affiliated companies and excludes royalties paid by equity affiliates, minority interest and allocated corporate costs.

(D)               General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income, and the certain items listed in Exhibit I.

(E)                Cumulative benefit of accounting change for implementation of FAS 123(R).

First Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

	December 31,	September 30,
Dollars in millions, except share and per share amounts	2006	2006
	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$183	$189
Short-term marketable securities	31	1
Accounts and notes receivable, net of reserve for doubtful accounts of $7 and $6	538	534
Inventories:
Raw materials	124	131
Work in process	106	109
Finished goods	153	139
Other	44	41
Total inventories	427	420
Prepaid expenses and other current assets	93	75
Deferred income taxes	35	36
Total current assets	1,307	1,255

Investments:
Equity affiliates	59	59
Long-term marketable securities and cost investments	3	3
Total investments	62	62

Property, plant and equipment	2,584	2,531
Accumulated depreciation and amortization	(1,620)	(1,567)
Net property, plant and equipment	964	964

Other assets:
Goodwill	32	31
Intangible assets, net of accumulated amortization of $10 and $10	4	5
Assets held for rent	40	40
Deferred income taxes	99	100
Other assets	82	77
Total other assets	257	253

Total assets	$2,590	$2,534

First Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

	December 31,	September 30,
Dollars in millions, except share and per share amounts	2006	2006
	(unaudited)	(audited)

Current liabilities:

Notes payable to banks	$69	$58
Accounts payable and accrued liabilities	355	384
Income taxes payable	39	27
Deferred income taxes	2	2
Current portion of long-term debt	48	34
Total current liabilities	513	505

Long-term debt	437	459
Deferred income taxes	20	20
Other liabilities	287	286

Minority interest	72	68

Stockholders’ equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Series B ESOP Convertible Preferred Stock 7.75% Cumulative,
Authorized: 200,000 shares
Issued and outstanding: 34,714 and 38,734 shares (aggregate redemption value of $35 and $39)	52	56
Less cost of 17,161 shares of preferred treasury stock	(38)	(38)
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued and outstanding: 64,207,914 and 63,432,651	64	64
Less cost of 146,389 shares of common treasury stock	(5)	(5)
Additional paid-in capital	23	7
Retained earnings	1,202	1,160
Deferred employee benefits	(37)	(38)
Notes receivable for restricted stock	(19)	(20)
Accumulated other comprehensive income	19	10
Total stockholders’ equity	1,261	1,196

Total liabilities and stockholders’ equity	$2,590	$2,534

CABOT CORPORATION

	Fiscal 2006					Fiscal 2007
In millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Carbon Black Business(A)	$419	$476	$514	$508	$1,917	$485
Rubber blacks	298	346	367	367	1,378	351
Performance products	109	117	134	128	488	123
Inkjet colorants	11	12	12	12	47	10
Superior MicroPowders	1	1	1	1	4	1
Metal Oxides Business	57	62	66	69	254	65
Fumed metal oxides	57	62	65	69	253	65
Aerogel	—	—	1	—	1	—
Supermetals Business	93	67	66	66	292	77
Specialty Fluids Business	10	11	12	11	44	16
Segment Sales	579	616	658	654	2,507	643
Unallocated and other(B)	8	11	8	9	36	12

Net sales and other operating revenues	$587	$627	$666	$663	$2,543	$655

Segment Profit
Carbon Black Business(C)	$21	$26	$23	$31	$101	$54
Metal Oxides Business(C)	2	5	6	9	22	9
Supermetals Business	11	12	9	9	41	16
Specialty Fluids	4	4	5	3	16	8
Total Segment Profit(D)	38	47	43	52	180	87

Income from operations
Interest expense	(6)	(7)	(6)	(8)	(27)	(9)
General unallocated expense(E)	(2)	(24)	(2)	(16)	(44)	—
Less: Equity in net income of affiliated companies, net of tax	(3)	(4)	(1)	(4)	(12)	(3)

Income from continuing operations before income taxes	27	12	34	24	97	75
(Provision) benefit for income taxes	(4)	(1)	(8)	4	(9)	(19)
Equity in net income of affiliated companies, net of tax	3	4	1	4	12	3
Minority interest in net income, net of tax	(4)	(3)	(2)	(3)	(12)	(5)

Net income from continuing operations	22	12	25	29	88	54
Cumulative effect of accounting changes, net of taxes(F)	2	—	—	(4)	(2)	—
Discontinued operations(G)	—	—	—	2	2	—

Net income	24	12	25	27	88	54
Dividends on preferred stock, net of tax benefit	(1)	—	(1)	—	(2)	—

Net income available to common shares	$23	$12	$24	$27	$86	$54

Net income per common share
Net income from continuing operations	$0.31	$0.17	$0.37	$0.43	$1.28	$0.79
Cumulative effects of accounting changes(F)	0.04	—	—	(0.07)	(0.03)	—
Discontinued operations(G)	—	—	—	0.03	0.03	—
Net income	$0.35	$0.17	$0.37	$0.39	$1.28	$0.79
Weighted average common shares outstanding
Diluted	68	69	69	68	68	69

(A)               Segment sales for certain operating segments within the Carbon Black Business include 100% of sales of one equity affiliate at market-based prices.

(B)               Unallocated and other reflects an elimination for sales for one equity affiliate offset by royalties paid by equity affiliates and external shipping and handling fees.

(C)               The fourth quarter and fiscal year end 2006 amounts include a reclassification of $4 million of profit from the Carbon Black segment to the Metal Oxides segment.  This reclassification was deemed to be immaterial for purposes of the annual segment reporting in the September 30, 2006 consolidated financial statements.

(D)               Segment profit is a measure used by Cabot’s operating decision-makers to measure consolidated operating results and assess segment performance. Segment profit includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and allocated corporate costs.

(E)                General unallocated expense includes foreign currency transaction gains (losses), interest income, dividend income and certain items listed in Exhibit I. These amounts also include the $27 million settlement payment to the Sons of Gwalia in the second quarter of  2006.

(F)                Amounts relate to the cumulative benefit resulting from the adoption of FAS 123(R) in the first quarter of 2006 of $0.04 and the cumulative expense resulting from the adoption of FIN 47 in the fourth quarter of 2006 of ($0.07).

(G)               Amount relates to a favorable tax settlement recognized during the period from our discontinued liquified natural gas business.

First Quarter Earnings Announcement, Fiscal 2007

CABOT CORPORATION  CERTAIN ITEMS - Exhibit I

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2006	2006	2005	2005
	$	per share(A)	$	per share(A)

Certain items before income taxes

Restructuring initiatives - Global	$(2)	$(0.02)	$—	$—

Restructuring initiatives - Altona	(1)	(0.01)	(1)	(0.01)

Cost reduction initiatives	—	—	(1)	(0.01)

Total certain items	(3)	(0.03)	(2)	(0.02)

Cumulative effect of accounting change (B)	—	—	4	0.04

Total certain items and cumulative effect of accounting change	(3)	(0.03)	2	0.02

Tax impact of certain items and cumulative effect of accounting change	1	—	(1)	—

Total certain items and cumulative effect of accounting change, after tax	$(2)	$(0.03)	$1	$0.02

Periods ended December 31	Three Months		Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2006	2005	Dollars in millions, except per share amounts (unaudited)	2006	2005

Statement of Operations Line Item			Certain items by Segment
Cost of sales	$2	$—	Carbon Black Business	$3	$1
Selling and administrative expenses	1	2	Supermetals Business	—	1
Total certain items	$3	$2	Total certain items	$3	$2

(A)              Per share amounts are calculated after tax.

(B)               Cumulative benefit of accounting change from implementation of FAS 123(R).